Exhibit 99.3

Consolidated Financial Statements

Bronto Software, Inc. and Subsidiaries

As of March 31, 2015 and 2014

Bronto Software, Inc. and Subsidiaries

Table of contents

Consolidated financial statements:

Balance sheets (unaudited)	3-4

Statements of comprehensive loss (unaudited)	5

Statements of stockholders’ equity (deficit)-(unaudited)	6

Statements of cash flows (unaudited)	7

Notes to consolidated financial statements	8-19

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Consolidated balance sheets (unaudited)

March 31	2015	2014
Assets	$	$
Current assets
Cash and cash equivalents	3,059,510	4,465,164
Accounts receivable, net	4,096,776	3,156,529
Deferred commission expense	1,031,683	684,127
Prepaid expenses and other current assets	1,682,552	1,165,399
Deferred income tax asset	41,700	132,267
Total current assets	9,912,221	9,603,486
Property and equipment, net	4,260,300	4,222,647
Other assets
Restricted cash	208,123	179,614
Other	192,914	203,943
Total other assets	401,037	383,557
Total assets	14,573,558	14,209,690

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated balance sheets (unaudited)
(cont’d)

March 31	2015	2014
Liabilities	$	$
Current liabilities:
Accounts payable	1,393,714	912,882
Accrued expenses	3,060,687	1,579,519
Deferred revenue	8,013,292	6,606,749
Current portion of long-term debt	1,613,159	1,400,462
Current portion of deferred income tax liability	—	88,700
Current portion of deferred rent expense	84,456	101,174
Total current liabilities	14,165,308	10,689,486
Long-term liabilities:
Long-term debt, net of current portion	2,511,281	2,280,607
Deferred rent expense	1,149,515	1,000,921
Deferred income tax liability	23,700	377,400
Total long-term liabilities	3,684,496	3,658,928
Total liabilities	17,849,804	14,348,414
Commitments and contingencies (Note 9)
Stockholders’ equity (deficit)
Voting common stock, $0.001 par value, 9,000,000 shares authorized, 9,000,000 shares issued and outstanding	9,000	9,000
Non-voting common stock, $0.001 par value, 1,000,000 shares authorized, 2,950 and 900 shares issued and outstanding, respectively	3	1
Additional paid-in capital	813,410	435,216
Accumulated deficit	(4,021,533)	(572,645)
Accumulated other comprehensive loss	(77,126)	(10,296)
Total stockholders’ equity (deficit)	(3,276,246)	(138,724)
Total liabilities and stockholders’ equity (deficit)	14,573,558	14,209,690

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of comprehensive loss
(unaudited)

For the quarters ended March 31	2015	2014
	$	$
Revenue	10,825,273	8,133,488
Cost of revenue	2,047,614	1,454,004
Gross profit	8,777,659	6,679,484
Costs and expenses:
Research and development	2,553,062	1,746,550
Sales and marketing	5,427,713	3,520,821
General and administrative	2,261,326	1,525,238
Total costs and expenses	10,242,101	6,792,609
Loss from operations	(1,464,442)	(113,125)
Other income (expense):
Interest income	866	688
Interest expense	(39,567)	(22,940)
Other expense	(124,220)	(574)
Total other expense, net	(162,921)	(22,826)
Loss before provision for income taxes	(1,627,363)	(135,951)
Provision for income tax expense (benefit)	3,486	(27,100)
Net loss	(1,630,849)	(108,851)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment, net of tax	(29,309)	(6,718)
Comprehensive loss	(1,660,158)	(115,569)

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of stockholders’ equity (deficit)
(unaudited)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
		$		$	$	$	$	$
December 31, 2013	9,000,000	9,000	350	—	375,111	(463,794)	(3,578)	(83,261)
Share-based compensation expense	—	—	—	—	58,192	—	—	58,192
Stock options exercised	—	—	550	1	1,913	—	—	1,914
Net loss	—	—	—	—	—	(108,851)	—	(108,851)
Other comprehensive loss:
Foreign currency translation adjustment, net	—	—	—	—	—	—	(6,718)	(6,718)
March 31, 2014	9,000,000	9,000	900	1	435,216	(572,645)	(10,296)	(138,724)
Share-based compensation expense	—	—	—	—	292,057	—	—	292,057
Stock options exercised	—		2,050	2	7,335	—	—	7,337
Net loss	—	—	—	—	—	(1,818,039)	—	(1,818,039)
Other comprehensive loss:
Foreign currency translation adjustment, net	—	—	—	—	—	—	(37,521)	(37,521)
December 31, 2014	9,000,000	9,000	2,950	3	734,608	(2,390,684)	(47,817)	(1,694,890)
Share-based compensation expense	—	—	—	—	78,802	—	—	78,802
Net loss	—	—	—	—	—	(1,630,849)	—	(1,630,849)
Other comprehensive loss:
Foreign currency translation adjustment, net	—	—	—	—	—	—	(29,309)	(29,309)
March 31, 2015	9,000,000	9,000	2,950	3	813,410	(4,021,533)	(77,126)	(3,276,246)

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of cash flows (unaudited)

For the quarters ended March 31	2015	2014
	$	$
Cash flows from operating activities:
Net loss	(1,630,849)	(108,851)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	555,293	450,016
Write-off of property and equipment	122,293	—
Share-based compensation expense	78,802	58,192
Allowance for doubtful accounts	54,356	9,783
Changes in operating assets and liabilities:
Accounts receivable	(136,893)	(227,800)
Prepaid expenses and other current assets	(1,033,656)	(555,945)
Deferred commission expense	(111,097)	(58,266)
Other assets	(7,219)	(165,166)
Accounts payable	978,277	700,888
Accrued expenses	(284,650)	94,492
Income taxes payable	—	(24,400)
Deferred rent expense	(36,793)	54,127
Deferred revenue	454,520	369,273
Net cash (used in) provided by operating activities	(997,616)	596,343
Cash flows from investing activities:
Purchase of property and equipment	(203,472)	(502,453)
Net cash used in investing activities	(203,472)	(502,453)
Cash flows from financing activities:
Proceeds from long-term debt	—	372,411
Principal payments on long-term debt	(278,291)	(392,357)
Net borrowing under line of credit	500,000	—
Exercise of stock options	—	1,914
Net cash provided by (used in) financing activities	221,709	(18,032)
Effect of exchange rate changes on cash and cash equivalents	(48,760)	(4,491)
Net (decrease) increase in cash and cash equivalents	(1,028,139)	71,367
Cash and cash equivalents, beginning of quarter	4,087,649	4,393,797
Cash and cash equivalents, end of quarter	3,059,510	4,465,164
Supplemental disclosures of cash flow information
Cash paid for interest	33,820	28,517
Cash paid for income taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

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Notes to financial statements
1    Summary of Significant Accounting Policies
Description of Business and Basis of Presentation
Bronto Software, Inc. (the Company or Bronto) was incorporated as a Delaware corporation on May 15, 2002. The Company provides on-demand marketing software solutions to online retailers.
The Company’s consolidated financial statements include the accounts of its wholly owned subsidiaries, Bronto Software Limited, which is located in the United Kingdom (UK) and Bronto Software PTY LTD in Australia (AUS). All intercompany accounts and transactions have been eliminated upon consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (US) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Foreign Currency Translation
The functional currency of the Company’s UK and AUS operations is deemed to be the local currency. Accordingly, the assets and liabilities of the Company’s UK and AUS subsidiaries are translated into US dollars using the quarter-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the quarter. The resulting translation adjustments are charged or credited to other comprehensive loss. Gains or losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the earnings of the period in which settlement occurs and were not material to the Company’s operations.
Segments
The Company manages its operations as a single segment for purposes of assessing performance and making operating decisions.
2    Property and Equipment
Property and equipment consists of the following as of March 31:

	2015	2014
	$	$
Furniture and fixtures	1,402,455	977,818
Computer equipment	5,828,813	4,318,726
Software	363,783	283,222
Leasehold improvements	2,882,131	2,860,715
Total property and equipment	10,477,182	8,440,481
Less - Accumulated depreciation and amortization	6,216,882	4,217,834
Property and equipment, net	4,260,300	4,222,647
Depreciation and amortization expense was $555,293 and $450,016 for the quarter ended March 31, 2015 and 2014, respectively.
3    Accrued Expenses
Accrued expenses are comprised of the following as of March 31:

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	2015	2014
	$	$
Accrued payroll and benefits	1,325,749	1,051,213
Accrued commissions	65,461	56,580
Accrued property taxes and value added taxes	427,437	211,183
State sales and income tax payable	455,879	—
Other accrued expenses	786,161	260,543
Total	3,060,687	1,579,519
4    Stockholders’ Deficit
Capital Structure
Authorized Shares – The Company is authorized to issue two classes of stock, designated Voting Common Stock and Non-Voting Common Stock. The total number of shares which the Company is authorized to issue is 10,000,000 shares, of which 9,000,000 shares are Voting Common Stock and 1,000,000 shares of which are Non‑Voting Common Stock. The Voting Common Stock and Non-Voting Common Stock have a par value per share of $0.001.
5    Stock Options
In 2011 and 2013, respectively, the Company adopted the Bronto Software, Inc. 2011 Stock Incentive Plan and the 2013 Enterprise Management Incentive Stock Option Plan (collectively the Plans). The Plans provide incentives to eligible employees, officers, and directors in the form of incentive stock options and non-qualified stock options, among other incentive instruments. As of March 31, 2015 and 2014, the Company had reserved a total of 1,000,000 shares of Non-Voting Common Stock for issuance under the Plans. Of these shares, 32,287 shares are available for future stock option grants as of March 31, 2015.
The Board of Directors administers the Plans. The Board of Directors has the authority to administer the Plans and determine, among other things, the interpretation of any provisions of the Plans, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options generally vest on the first anniversary of the grant date and quarterly thereafter over four or five years and have a contractual life not to exceed 10 years. The Company issues new shares of common stock upon exercise of stock options.
During the quarters ended March 31, 2015 and 2014, the Company recorded $78,802 and $58,192 in employee share-based compensation expense, respectively.
Determining the appropriate fair value model and the related assumptions requires judgment. The fair value of each option grant is estimated using a Black-Scholes option-pricing model on the date of grant as follows:

	2014	2015
	$	$
Estimated dividend yield	—%	—%
Expected stock price volatility	57.98%	56.73%
Weighted-average risk-free interest rate	1.91%	1.91%
Expected life of options (in years)	6.11	6.15
Weighted-average fair value per share	2.15	2.14
Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The Company does not have sufficient history of the exercise of stock options to estimate the expected term of employee stock options and thus continues to calculate expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The risk-free rate is based on the U.S. Treasury yield curve during the expected life of the option.
The following summarizes the stock option activity for the quarters ended March 31, 2015 and March 31, 2014:

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	Available Option Shares	Granted Option Shares	Weighted-average Exercise Price
			$
Balance as of December 31, 2013	170,549	829,101	4.10
Granted	(23,000)	23,000	6.56
Forfeited	15,401	(15,401)	4.48
Exercised	—	(550)	3.48
Balance as of March 31, 2014	162,950	836,150	4.16

Balance as of December 31, 2014	24,912	972,138	4.52
Granted	—	—	—
Forfeited	7,375	(7,375)	5.07
Exercised	—	—	—
Balance as of March 31, 2015	32,287	964,763	4.52
The following summarizes certain information about stock options vested and expected to vest as of March 31, 2015:

	Number of Options	Weighted-Average Remaining Contractual Life (in Years)	Weighted-average Exercise Price
			$
Outstanding	918,895	7.42	4.49
Exercisable	511,625	6.84	4.00

The following summarizes certain information about stock options vested and expected to vest as of March 31, 2014:

	Number of Options	Weighted-Average Remaining Contractual Life (in Years)	Weighted-average Exercise Price
			$
Outstanding	782,884	8.05	4.16
Exercisable	303,771	7.38	3.63
The following table summarizes certain information about all stock options outstanding as of March 31, 2015:

Exercise Price	Number of Options Outstanding	Weighted-average Remaining Life	Number of Options Exercisable
$
3.48	405,450	6.19	323,928
3.87	9,250	6.51	6,475
4.29	86,513	7.47	45,815
4.88	240,175	8.04	104,769
5.45	34,375	8.56	12,098
6.06	113,500	9.44	—
6.56	75,500	9.04	18,540
	964,763		511,625

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The following table summarizes certain information about all stock options outstanding as of March 31, 2014:

Exercise Price	Number of Options Outstanding	Weighted-average Remaining Life	Number of Options Exercisable
$
3.48	425,900	7.17	254,828
3.87	9,250	7.50	4,625
4.29	95,000	8.45	32,315
4.88	243,000	9.04	12,003
5.45	41,000	9.57	—
6.06	—	—	—
6.56	22,000	9.83	—
	836,150		303,771
As of March 31, 2015 and March 31, 2014, there was approximately $949,352 and $565,992, respectively, of total unrecognized compensation cost related to non‑vested share-based compensation arrangements which is expected to be recognized over a weighted-average period of three years.
6    Income Taxes
Income taxes have been accounted for using the liability method in accordance with FASB ASC 740. The Company computes its interim provision for income taxes by applying the estimated annual effective tax rate method.
The Company’s effective tax rate for the quarters ended March 31, 2015 and 2014, was 0% and (19.3)%, respectively. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgments, including, but not limited to, the expected operating income (loss) for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent differences, and the likelihood of realizing deferred tax assets generated in both the current year and prior years. The accounting estimates used to compute the interim provision for income taxes may change as new events occur, additional information is obtained, or the tax environment changes.  The Company’s effective tax rates differ from the statutory rate primarily due to the valuation allowance recorded for the quarter ended March 31, 2015, and due to the state income taxes and expenses which are non-deductible for federal and state income tax purposes for the quarter ended March 31, 2014, in addition to a valuation allowance recorded against certain foreign net operating losses.
The Company does not believe it is more‑likely‑than‑not, that it will realize the deferred tax assets related to the net operating losses generated during the quarter ended March 31, 2015, and has recorded a valuation allowance resulting in no income tax benefit being recorded for the quarter ended March 31, 2015.
At March 31, 2015 and 2014, the Company had no unrecognized tax benefits that would affect the Company’s effective tax rate. The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of March 31, 2015 and 2014, the Company had no accrued interest and penalties related to uncertain tax positions.
7    Leases
The Company leases office space (see Note 9) and equipment under non-cancelable operating leases, some of which contain escalating payment clauses, rent free periods, or lease incentives. The Company records rent expense on a straight-line basis. The difference between rent expense recorded and the amount paid is credited to deferred rent expense which is included as a liability in the accompanying consolidated balance sheets.
As of March 31, 2015, the remaining future minimum lease payments through 2023 are as follows for the years ending December 31:

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Operating Leases
$
2015	1,824,348
2016	2,480,159
2017	2,369,539
2018	2,370,145
2019	2,418,031
Thereafter	8,991,040
Total	20,453,262
Total rent expense incurred under operating for the quarters ended March 31, 2015 and 2014, was $606,173 and $230,394, respectively.
8    Long-term Debt
In December 2012, Bronto entered into a modification agreement (the Amended and Restated Loan Agreement) with Bank A whereby Bronto (i) refinanced $2,559,298 in existing debt (the Refinanced Debt) that consisted of a Term Loan C balance of $882,360 and a Term Loan D balance of $1,676,938 and (ii) established an equipment line of $3,000,000 to be used to fund capital expenditures (2013 Equipment Line). For the Refinanced Debt, principal and interest, equal to the daily LIBOR plus 3.0%, is due in 23 and 36 monthly installments.
Bronto may draw down amounts under the 2013 Equipment Line at any time during two consecutive six-month draw periods (the Draw Period(s)). During the Draw Period(s), Bronto will pay interest on the total amount drawn down during the Draw Period(s) at a rate equal to the daily LIBOR plus 3.0%. At the conclusion of the first Draw Period, principal and interest is due in 48 monthly installments based on the total amount drawn down during this first Draw Period. At the conclusion of the second Draw Period, principal and interest is due in 48 monthly installments based on the total amount drawn down during this Draw Period. During 2013, Bronto drew down $2,079,040 under the 2013 Equipment Line.
During 2013, Bronto entered into a certain modification agreement (the Amendment to Loan Documents) with Bank A whereby Bronto (i) reduced the 2013 Equipment Line to $2,199,619, the outstanding balance as of December 31, 2013 and (ii) executed a Convertible Line of Credit Note with an original principal amount of $2,000,000, hereafter referred to as the “2014 Equipment Line”.
Bronto may draw down amounts under the 2014 Equipment Line at any time during two consecutive six-month draw periods (the Draw Period(s)). During the Draw Period(s), Bronto will pay interest on the total amount drawn down during the Draw Period(s) at a rate equal to the daily LIBOR plus 3.5%. The “2014 Conversion Date” shall mean the earliest to occur of (a) December 31, 2014, (b) the date when the Bank receives notice that Bronto does not intend to request further advances, or (c) the date when the bank has made aggregate advances equal to the face amount of the note. Prior to the 2014 Conversion Date, interest only shall be due and payable monthly commencing on January 10, 2014. From and after the 2014 Conversion Date, principal and interest shall be due and payable in 47 equal consecutive monthly installments each equal to the outstanding principal amount on the conversion date divided by 48 until December 20, 2018 (the 2014 Maturity Date).
In October 2014, Bronto entered into a modification agreement (the 2014 Amended and Restated Convertible Line of Credit Note) with Bank A whereby Bronto increased the 2014 Equipment Line by $500,000 to $2,500,000. The interest rate, Conversion Date, and Maturity Date of the 2014 Equipment Line are unchanged. During 2014, Bronto drew down $2,253,016 under the 2014 Equipment Line.
In December 2014, Bronto elected to pay off the remaining principal balance on Term Loan D in the amount of $605,561.
In February 2015, Bronto entered into a modification agreement (the 2015 Amended and Restated Loan Agreement) with Bank A whereby Bronto (i) executed a Convertible Line of Credit Note with an original principal amount of $1,500,000, hereafter referred to as the “2015 Equipment Line” and (ii) executed an Operating Line of Credit in the amount of $750,000, hereafter referred to as the “Operating Line of Credit”.

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Bronto may draw down amounts under the 2015 Equipment Line at any time during 2015 (the 2015 Draw Period(s)). During the 2015 Draw Period(s), Bronto will pay interest on the total amount drawn down during the 2015 Draw Period(s) at a rate equal to the daily LIBOR plus 4.0%. The “2015 Conversion Date” shall mean the earliest to occur of (a) December 31, 2015, (b) the date when the Bank receives notice that Bronto does not intend to request further advances, or (c) the date when the bank has made aggregate advances equal to the face amount of the note. Prior to the 2015 Conversion Date, interest only shall be due and payable monthly commencing on March 10, 2015. From and after the 2015 Conversion Date, principal and interest shall be due and payable in 47 equal consecutive monthly installments each equal to the outstanding principal amount on the conversion date divided by 48 until December 31, 2019 (the 2015 Maturity Date).
Bronto may draw down amounts under the Operating Line of Credit at any time until September 30, 2015, at which time all amounts outstanding under the Operating Line of Credit shall be due and payable. Bronto will pay interest on amounts outstanding at a rate equal to the daily LIBOR plus 4.0%.
Virtually all of the assets of the Company secure the Company’s obligations under the 2013 Equipment Line, the 2014 Equipment Line, and the 2015 Operating Line of Credit. In addition, the Company is required to maintain certain financial and non-financial covenants during the term of these agreements. The Company is in compliance with all covenants associated with these debt agreements as of March 31, 2015.
Long-term debt consisted of the following as of March 31, 2015 and March 31, 2014:

	2015	2014
	$	$
Term Loan C	—	268,302
Term Loan D	—	978,214
2013 Equipment Line	1,512,238	2,062,142
2014 Equipment Line	2,112,202	372,411
Operating line of credit	500,000	—
Total long-term debt	4,124,440	3,681,069
Less current portion of long-term debt	1,613,159	1,400,462
Long-term debt, less current portion	2,511,281	2,280,607
The future maturities of long-term debt as of March 31, 2015, are as follows:

Amount
$
2015	1,334,868
2016	1,113,159
2017	1,113,159
2018	563,254
Total	4,124,440
9    Commitments and Contingencies
Indemnification Obligations
The Company enters into standard indemnification agreements with the Company’s customers in the ordinary course of business. Pursuant to these agreements, the Company indemnifies and agrees to reimburse the indemnified party for losses incurred by the indemnified party in connection with certain intellectual property infringement and other claims by any third-party with respect to the Company’s business and technology. As of March 31, 2015, based on historical information and current information known, the Company has not recorded any liabilities under these indemnification agreements.

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Letter of Credit
In accordance with the terms of its office lease agreement, the Company is required to maintain a standby letter of credit (Letter of Credit) arrangement with a financial institution. The Letter of Credit is available to the Company’s landlord in the event the Company fails to make lease payments. The Letter of Credit was increased from $79,614 to $208,123 during 2014 as required by the amended lease which was entered into on August 1, 2014. As of March 31, 2015, the Letter of Credit is collateralized by two certificates of deposit totaling $208,123 and is shown on the consolidated balance sheets as restricted cash.
Third-party Hosting Agreements
The Company has agreements with a vendor to provide specialized space and related services from which the Company hosts its software applications.
Total rent expense under hosting agreements was $344,510 and $295,840 for the quarters ended March 31, 2015 and 2014, respectively.
The agreements include payment commitments that expire at various dates through 2017. As of March 31, 2015, future minimum payments under the agreements are as follows:

Amount
$
2015	659,861
2016	275,320
2017	44,246
Total	979,427

Litigation
The Company is subject to various legal matters in the ordinary course of business. In the opinion of management, the ultimate outcome of such matters will not have a material adverse effect on the financial condition or results of operations of the Company.
10 Retirement Plan
The Company adopted the Bronto Software 401(k) Profit Sharing Plan & Trust (the 401(k) Plan) in 2005. The 401(k) Plan allows for a discretionary employer contribution and covers all employees who are at least 21 years of age. Participants vest in the employer contribution portion of their account, upon completion of four years of service. The employer contribution is 25% of the first 8% in eligible compensation deferred. UK employees are covered by a national pension plan under which the Company funds 5% of eligible compensation, subject to certain income limits, provided the employee contributes 3%.
The Company’s total expense under the 401(k) Plan and UK pension plan, including employer match, was $92,295 and $66,844 for the quarters ended March 31, 2015 and 2014, respectively.
11 Subsequent Events
On April 23, 2015, the Company entered into a definitive agreement to sell the Company to NetSuite, Inc. for total consideration of $200 million. Total consideration is comprised of $100 million of cash and $100 million of NetSuite common stock and is subject to working capital and other customary adjustments. The transaction closed on June 8, 2015.
The Company has evaluated subsequent events through August 17, 2015, the date at which the consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been included in the consolidated financial statements.